SIMON TRANSPORTATION SERVICES INC.
                SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                   (Unaudited)



                                                                     For the Three Months Ended           For the Nine Months Ended
                                                         --------------------------------------------------------------------------
Basic and Diluted:                                          June 30, 1998      June 30, 1997      June 30, 1998       June 30, 1997
                                                            -------------      -------------      -------------       -------------

Common shares outstanding beginning of period:                  6,286,364          6,280,198          6,283,674           4,742,668

Common share equivalents:

         Employee stock options outstanding
                  Basic                                                --                 --                 --                  --
                  Diluted                                              --            125,677                 --             125,677

         Employee stock options exercised
                  Basic                                                63                173              1,908               1,828
                  Diluted                                              63                173              1,908               1,828

         Shares issued in secondary offering
               February 13, 1997
                  Basic                                                --                 --                 --             769,890
                  Diluted                                              --                 --                 --             769,890
                                                          ------------------------------------------------------ -------------------

         Number of common shares and common
               share equivalents outstanding
                  Basic                                         6,286,427          6,280,371          6,285,582           5,514,386
                                                          ====================================================== ===================
                  Diluted                                       6,286,427          6,406,048          6,285,582           5,640,063
                                                          ====================================================== ===================

Net earnings (loss)                                        $     (270,368)      $  3,059,828     $       16,476     $     5,679,453

         Net earnings (loss) per common share
               and common share equivalent
                  Basic                                    $        (0.04)      $       0.49     $         0.00     $          1.03
                                                          ====================================================== ===================
                  Diluted                                  $        (0.04)      $       0.48     $         0.00     $          1.01
                                                          ====================================================== ===================